UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2009

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the resignation, announced on June 15, 2009, of the Company’s President and CEO Dr. Geoffrey Allan due to health concerns, the Company and Mr. Allan entered into an separation agreement which is attached as Exhibit 10.1 to this Form 8-K.  Under the agreement, the Company will pay Mr. Allan a lump-sum payment of $675,000, pay his health insurance premiums for up to 36 months, provide him use for 18 months of the automobile currently leased for him, and extend the exercise period for his vested options to their expiration dates.

    In exchange for these separation benefits, Mr. Allan released all claims that he might have against the Company, its directors, officers, employees, and others relating to his employment.  Mr. Allan also agreed to a covenant not to compete for 18 months and to comply with covenants not to compete or solicit contained in the Company’s agreement with Merck & Co.  In addition, Mr. Allan agreed to comply with certain confidentiality restrictions.

Exhibit No.                                           Description

10.1                                       Separation Agreement and General Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: July 2, 2009
By: /s/ Kevin P. Tully
Name: Kevin P. Tully C.G.A.,
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description

10.1                                       Separation Agreement and General Release.